THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, IN EACH CASE AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

INFINIUM LABS, INC.

AMENDED AND RESTATED CONVERTIBLE SECURED PROMISSORY NOTE

New York, NY

$825,000

June 16, 2004

FOR VALUE RECEIVED, the undersigned, INFINIUM LABS, INC., a Delaware corporation (the “Company”), having a principal place of business located at 2033 Main Street, Suite 309, Sarasota, Florida 34237, hereby promises to pay to Phantom Investors, LLC, a New York limited liability company (Holder”), having an office for doing business at 1991 Main Street, Suite 222, Sarasota, Florida 34236, the principal amount of Eight Hundred Twenty-Five Thousand Dollars ($825,000) with interest thereon, in lawful money of the United States, on the terms set forth in Section 1 of this Amended And Restated Convertible Secured Promissory Note (this “Amended Note”). This Amended Note is made pursuant to the terms of the Amended and Restated Securities Purchase Agreement of even date herewith between the Company and Holder (the “Purchase Agreement”); such Purchase Agreement is attached hereto as EXHIBIT A and incorporated herein by reference. Capitalized terms that are used but are not defined in this Amended Note shall have the meanings ascribed thereto in the Purchase Agreement. The Company previously executed that certain Convertible Secured Promissory Note dated as of June 3, 2004 (the ‘Promissory Note”) which Promissory Note is hereby terminated and replaced in its entirety by this Amended Note.

1.

Payments of Interest and Principal.

(a)

The outstanding principal balance of this Amended Note shall be due and payable in the following installments: 25% of the amount outstanding as of the Effective Date shall be due and payable 30 days after the Effective Date, 35% of the amount outstanding as of the Effective Date shall be due and payable 60 days after the Effective Date, and any remaining outstanding principal balance shall be due and payable 90 days after the Effective Date; provided, however, the entire outstanding principal balance as of the date that is twelve (12) months after the date of this Amended Note (the “Maturity Date”) shall be due and payable on the Maturity Date whether or not the Effective Date has occurred.

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(b)

Interest on the unpaid principal balance hereof outstanding from time to time shall bear interest at the rate of fifteen percent (15%) per annum. The interest shall be payable in arrears on the last day of each month commencing on June 30, 2004, and continuing each month thereafter until the obligations described herein have been fully satisfied; provided however, that upon execution of this Amended Note, the Company shall immediately pay the interest payment due June 30, 2004 of $10, 312.50 in cash or cash equivalent.

(c)

If the Company should tail to pay any installment of principal or interest, or other amounts payable pursuant to this Amended Note, within ten (10) days of the due date thereof, including when due as a result of acceleration or if Holder should for any reason is required to pay over any amount collected on this Amended Note to another creditor of the Company, the Company shall pay additional interest on all such defaulted amounts at the lesser of the then applicable interest rate plus two percent (2%) per annum or the maximum rate permitted by law from the date of default to the date of payment. Amounts payable under this Section shall be payable on demand.

(d)

All amounts payable hereunder shall be made by the Company by wire transferor by any other method approved in advance by Holder at the place designated by Holder in writing to the Company in immediately available and freely transferable funds at such place of payment.

(e)

The Company may prepay all or any portion of the principal amount outstanding under this Amended Note at any time.

2.

Security Interest. The Company granted to Holder a present security interest in all of the Company’s assets to secure the Company’s debts, liabilities and obligations under the Promissory Note, which security interest is effective as of the date of the Promissory Note. The Company executed and delivered to the Holder a Security Agreement as attached hereto as EXHIBIT B and incorporated herein by reference and other papers as may be necessary or appropriate to establish and maintain a valid security interest in the Company’s assets. The Company shall pay all costs of any filings of financing statements or other papers, including without limitation any document stamp taxes or fees.

3.

Conversion of Obligations.

(a)

At any time prior to the Maturity Date or the earlier prepayment of the entire principal amount outstanding under this Amended Note, the outstanding principal amount the due under this Amended Note may be converted, at the sole discretion of Holder, into shares of Common Stock of the Company at a conversion price of $75 per Share (the “Conversion Price”). Holder may exercise its right to convert obligations outstanding under this Amended Note by giving written notice of such conversion to the Company specifying the amount of the obligations converted. Such notice shall be irrevocable and the conversion effected thereby shall be effective on the date such notice is actually received by the Company.

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(b)

The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the shares which may be issued upon the conversion of obligations under this Amended Note.

(c)

In the event that the Company prepays any principal amount outstanding under this Amended Note, Holder may, within 10 days of the date of receiving such prepayment, refund the amount of such prepayment to the Company provided Holder simultaneously converts the principal amount so prepaid into Common Stock pursuant to this Section 3.

(d)

In the event of any change in the Common Stock of the Company by reason of any stock dividend, other stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock (each, a “Transaction”), the Conversion Price shall be adjusted automatically to take into account such Transaction so that Holder’s rights upon any conversion are not impaired or enlarged by such Transaction, If, after the Transaction, Common Stock no longer exists, Holder shall be entitled to receive upon conversion such other securities, cash or property that Holder would have received in the Transaction if Holder had converted its obligations under this Amended Note into Common Stock immediately prior to the Transaction. Except for such adjustment, the rights and obligations of the Company and Holder under this Amended Note shall not be affected by such Transaction.

4.

Covenants. The Company covenants and agrees that so long as the Amended Note is outstanding and until all principal and accrued interest and other amounts due hereunder have been paid in full, unless otherwise consented to by the Holder in writing:

(a)

The Company shall not take any action to dissolve and shall not sell any significant asset or assets (whether in one or more transactions) for less than fair and valuable consideration;

(b)

The Company shall not be a party to a merger or consolidation in which the Company is not the surviving entity, other than mergers or similar transactions accomplished solely to change the Company’s form or jurisdiction of organization.

(c)

The Company shall not divest, sell, assign, convey or dispose of any assets of the Company outside the ordinary course of business other than for fair and valuable consideration.

(d)

The Company will notify Holder immediately if it becomes aware of the occurrence of any Event of Default or of any event that with the giving of notice or passage of time, or both, would reasonably be expected to give rise to an Event of Default.

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(e)

The Company agrees that it will use the proceeds of this Amended Note only for general working capital and expansion purposes and, in particular, will not use such proceeds, without the written consent of Holder (a) to increase the direct or indirect compensation of any existing officer, director or employee other than increases of compensation of employees in the ordinary course of business, or (b) to pay any dividends or other distributions on its capital stock or (c) to make acquisitions of other businesses.

(f)

The Company hereby grants to Holder a first priority payback; i.e., before any other debt of the Company is retired, in whole or in part and whether such debt is heretofor incurred or incurred after the date hereof, any and all debt owed by Company to Holder will be retired in its entirety concurrently with any other such debt retirement. For purposes of this Section, any debt of the Company will include convertible debt, debentures, or any other instrument which the Holder reasonably determines to be a debt instrument.

5.

Default and Remedies.

(a)

The following events shall constitute events of default (any of which is referred to as an “Event of Default”) under this Amended Note:

(i)

The Company fails to make any payment of interest, principal or any other amounts, when due under this Amended Note for five (5) days after the payment is due to the Holder;

(ii)

The Company fails to perform any term, covenant or agreement contained in this Amended Note or the Security Agreement or the Purchase Agreement, including without limitation the obligation under the Purchase Agreement to file the Registration Statement by no later than July 15, 2004 or the extended deadline of July 30, 2004, and such failure is not cured within ten (10) days after receipt by the Company of notice of such failure;

(iii) The Company fails to make any payment of any principal or interest on any other indebtedness in an amount equal to or exceeding $30,000, which payment is not in dispute, which results in the acceleration of the maturity of indebtedness having an outstanding principal amount of $1,000,000 or more;

(iv) The Company shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not dismissed within ninety (90) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; or there is commenced against the Company any such proceeding

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which remains undismissed for a period of ninety (90) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of ninety (90) days; or the Company makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company for the purpose of effecting any of the foregoing;

(v)

One or more judgments shall be entered against the Company involving a liability of One Hundred Thousand Dollars ($100,000) or more in the aggregate for all such judgments for the Company collectively and any such judgments shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(vi) The Company is adjudicated insolvent by a court of competent jurisdiction.

(b)

Upon the occurrence of any Event of Default, and at any time thereafter so long as the Event of Default shall be continuing, the Holder may take any of the following actions without prejudice to the rights of the Holder to enforce its claims against the Company except as otherwise specifically provided for herein:

(i)

declare the unpaid principal and any accrued and unpaid interest in respect of this Amended Note to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company;

(ii)

reduce any claim to judgment;

(iii) without notice of defaulter demand, pursue and enforce any of the Holder’s rights and remedies under this Amended Note, or otherwise provided under or pursuant to any applicable law or agreement, including without limitation all rights and remedies available to Holder as a secured party under the Security Agreement and under the Uniform Commercial Code as enacted in the State of New York; and

(iv)

SOLELY IN THE CASE OF AN EVENT OF DEFAULT DESCRIBED IN CLAUSE (au) ABOVE OR THE FAILURE OF THE COMPANY TO TIMELY FILE THE REGISTRATION STATEMENT UNDER THE PURCHASE AGREEMENT AND ONLY IF SUCH EVENT OF DEFAULT HAS NOT BEEN CURED WITHIN FIVE DAYS AFTER RECEIPT BY THE COMPANY OF NOTICE OF SUCH EVENT OF DEFAULT. THE COMPANY HEREBY AUTHORIZES ANY ATTORNEY DESIGNATED BY HOLDER TO APPEAR FOR THE COMPANY IN ANY COURT OF RECORD AND CONFESS JUDGMENT, WITHOUT PRIOR HEARING, AGAINST THE COMPANY IN FAVOR OF HOLDER FOR. AND IN THE AMOUNT OF, THE UNPAID BALANCES OF THE PRINCIPAL AND ANY UNPAID, ACCRUED INTEREST THEREON, AS SET FORTH WITHIN THIS AMENDED NOTE, REASONABLE ATTORNEY’S FEES, OTHER COSTS OF LEGAL ACTION, ANDANY OTHER AMOUNTS PAYABLE BY THE COMPANY TO HOLDER UNDER THE

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TERMS AND CONDITIONS OF THIS AMENDED NOTE. The Company hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Holder may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. The authority and power to appear for an enter judgment against the Company shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Holder shall deem necessary or desirable, for all of which this Amended Note shall be a sufficient warrant.

(c)

If any amount, whether principal, interest or other payment, on this Amended Note is not paid when due, the Company shall pay all fees and costs of collection, including, but not limited to, reasonable attorneys fees incurred by the Holder, whether or not suit is filed hereon. The rights and remedies of the Holder as provided in this Amended Note shall be cumulative and may be pursued singly, successively, or together.

6.

Maximum Interest, All agreements between the Company and the Holder are expressly limited so that under no circumstances and in no event shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum amount permissible under the applicable federal and state usury laws. It is therefore the intention of the Company and the Holder to conform strictly to state and federal usury laws applicable to this loan and to limit the interest paid on this Amended Note to the amount herein stated or the highest rate of interest according to law, whichever is the lesser. Therefore, in this Amended Note or in any of the documents relating hereto, the aggregate of all interest or any other charges constituting interest under the applicable law contracted for, chargeable, or receivable under this Amended Note or otherwise in connection with this Amended Note shall under no circumstances exceed the maximum amount of interest permitted by law, If any excess of interest in such respect is provided for or shall be adjudicated to be so provided for in this Amended Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event:

(a)

The provisions of this Section shall govern and control;

(b)

Neither the Company, its successors or assigns nor any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law;

(c)

Any excess of said interest shall be deemed a mistake and is hereby canceled automatically and if theretofore paid, shall at the option of the Holder be refunded to the Company or, to the extent permitted by law, credited to the principal amount of said Amended Note as a prepayment; and

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(d)

The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under said law as is now or may hereinafter be construed by courts of appropriate jurisdiction and to the extent permitted by law, the determination of the rate of interest shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan, all interest at any time contracted for, charged or received from the Company in connection with said loan.

7.

Waiver. The Company hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Amended Note, excepting any notice requirements specifically set forth herein.

8.

Governing Law. This Amended Note and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to principles of conflict of laws contained therein.

9.

Notices. All notices which either party may be required or desire to give to any other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address first above written. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified. A party may change its address or addresses set forth above by giving the other parties notice of the change in accordance with the provisions of this section.

10.

Headings. The headings of the sections of this Amended Note are inserted for convenience only and do not constitute a part of this Amended Note.

11.

Assignment. This Amended Note and the rights and obligations herein may not be assigned by the Company without the prior written consent of the Holder.

12.

Waiver of Jury Trial. THE COMPANY HEREBY KNOWINGLY,VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDEROR IN CONNECTION WITH THIS AMENDED NOTE. FURTHER, THE COMPANY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF HOLDER NOR HOLDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OROTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. FINALLY, THE COMPANY ACKNOWLEDGES THAT HOLDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THEPROVISIONS OF THIS SECTION.

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13.

Interpretation. Neither party shall have the language in this Amended Note construed against it as the drafter of such language.

14.

Counterparts. This Agreement may be executed in counterparts and each shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Amended Note to be signed in its corporate name by its duly authorized officer, and to be dated the day and year first above written.

INFINIUM LABS, INC.

By:

 /s/ Timothy M. Roberts

Name:  Timothy M. Roberts

Its:   CEO

Accepted and agreed:

PHANTOM INVESTORS LLC

By:

/s/ David Chessler

Name: David Chessler

Its:

Managing Member

Dated: 6/16/2004

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